Nation                                     10616 Scripps Summit Court, Suite 100
Smith                                                       San Diego, CA  92131
Hermes
Diamond                                                       TEL:  858-795-2000
Accountants & Consultants                                     FAX:  858-795-2001
                                                          e-mail:  nshd@nshd.com
                                                                    www.nshd.com
February 16, 2005

Securities and Exchange Commission
450 5th Street N.W.
Washington, D.C. 20549

We have been furnished with a copy of the response to Item 4.01 of the Form 8-K for the event that occurred on February 15, 2005, to be filed by our former client, Heritage Scholastic Corporation. We agree with the statements made in response to that Item insofar as they relate to our firm.

Very truly yours,

/s/ Nation Smith Hermes Diamond